UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2009

MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

A. Amendment to Forbearance Agreement

On October 27 2009, Morris Publishing Group, LLC ("Morris Publishing") and Morris Publishing Finance Co., as issuers, and all other subsidiaries of Morris Publishing, as subsidiary guarantors, and the holders, or investment advisors or managers (the "Holders"), of over seventy-five percent of the outstanding $278,478,000 aggregate principal amount of Morris Publishing’s 7% Senior Subordinated Notes Due 2013 (the “Notes”), entered into Amendment No. 16 (“Amendment No. 16”) to the Forbearance Agreement dated as of February 26, 2009 (the "Forbearance Agreement") with respect to the indenture to the Notes (the "Indenture"). Amendment No. 16 extends the deadline to execute a Plan Support Agreement (as described below) with the ad hoc committee of holders of the Notes until 5:00 p.m. EDT on October 30, 2009 (the "Support Agreement Deadline") and extends the deadline to commence the exchange offer solicitation process until 5:00 p.m. EDT on November 6, 2009 (the "Solicitation Process Deadline").

Morris Publishing previously announced that it entered into a binding restructuring term sheet (the “Term Sheet”) on September 23, 2009 with an ad hoc committee of holders of over seventy-five percent of the Notes, subject to the final negotiation and execution of the definitive legal documentation and other closing conditions for the transactions contemplated thereby, including the execution of a "Plan Support Agreement" on reasonable and customary terms.

Under Amendment No. 16, the Forbearance Period generally means the period ending at 5:00 p.m. EDT on December 11, 2009, but could be terminated earlier for various reasons set forth in the Forbearance Agreement including if the lenders under the Amended and Restated Credit Agreement, dated as of October 15, 2009 (the "Amended Credit Agreement") accelerate the maturity of the obligations under the Amended Credit Agreement, upon the occurrence of any other default under the Indenture, or if Morris Publishing files for bankruptcy protection or breaches its covenants under the Forbearance Agreement. However, the Forbearance Period would terminate earlier if Morris Publishing has not entered into a Plan Support Agreement by the Support Agreement Deadline, or Morris Publishing has not launched the exchange offer solicitation process by the Solicitation Process Deadline.

B. Amendment to Restructuring Term Sheet

On October 27, 2009, Morris Publishing and Morris Publishing Finance Co., as issuers, and all other subsidiaries of Morris Publishing, as subsidiary guarantors entered into Amendment No. 3 to the Term Sheet with the Holders of over seventy-five percent of the Notes, extending the deadline to execute a Plan Support Agreement until 5:00 p.m. EDT on October 30, 2009 and extending the deadline to commence the exchange offer solicitation process until 5:00 p.m. EDT on November 6, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2009	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President and Chief Financial Officer